UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2013 (August 12, 2013)

CĪON Investment Corporation
 (Exact Name of Registrant as Specified in Charter)

Maryland	000-54755	45-3058280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 Park Avenue, 36th Floor
New York, New York 10016

(Address of Principal Executive Offices)
____________________

(212) 418-4700

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)
____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On August 15, 2013, the board of directors of CĪON Investment Corporation (“CĪON”) declared two regular semi-monthly cash distributions payable in September 2013.  Both distributions will be payable on September 3, 2013, the first, in the amount of $0.029867 per share, to shareholders of record as of August 15, 2013, and the second, at the increased rate of $0.030100 per share, to shareholders of record as of August 31, 2013.

Due to an increase in CĪON’s public offering price approved by the board of directors on August 15, 2013 from $10.24 per share to $10.32 per share, CĪON increased the amount of semi-monthly cash distribution payable to shareholders of record from $0.029867 per share to $0.030100 per share to maintain its annual distribution yield at 7.00% (based on the $10.32 per share public offering price).  The increase in the public offering price will be effective as of CĪON’s August 16, 2013 semi-monthly closing and first applied to subscriptions received from August 1, 2013 through August 15, 2013.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 12, 2013, David J. Verlizzo, 40, was appointed as Chief Compliance Officer of CĪON.  Mr. Verlizzo replaces Michael R. Manley, 47, as Chief Compliance Officer.

Mr. Verlizzo joined ICON Capital, LLC (“ICON”) in 2005 and formerly served as Managing Director and Counsel from 2007 to 2012, Vice President and Deputy General Counsel from February 2006 to July 2007 and Assistant Vice President and Associate General Counsel from May 2005 to January 2006.  During his tenure at ICON, Mr. Verlizzo has helped manage corporate and securities law compliance matters for ICON's various corporate entities as well as its managed funds. Previously, from May 2001 to May 2005, Mr. Verlizzo was an attorney with Cohen Tauber Spievack & Wagner LLP in New York, concentrating on securities law compliance, public and private securities offerings and corporate and commercial transactions.  Mr. Verlizzo received a J.D. from Hofstra University School of Law and a B.S. from The University of Scranton.

There are no understandings or arrangements between Mr. Verlizzo and any other person pursuant to which Mr. Verlizzo was selected as an executive officer of CĪON. There is no family relationship between Mr. Verlizzo and any other director or executive officer of CĪON or any person nominated or chosen by CĪON to become a director or executive officer.  There are no transactions in which Mr. Verlizzo has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release dated August 15, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CĪON Investment Corporation

Date:	August 15, 2013	By: /s/ Michael A. Reisner
Co-President and Co-Chief Executive Officer

EXHIBIT LIST

EXHIBIT NUMBER	DESCRIPTION
99.1	Press release dated August 15, 2013